Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

REMEMBRANCE GROUP, INC.

Naples, Florida

We consent to the use in Form 1-SA of our report dated September 24, 2020 relating to the consolidated financial statements of Remembrance Group, Inc. appearing in the Form 1-SA.

/s/ Somerset CPAs, PC

Indianapolis, Indiana

September 24, 2020